UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 9, 2010

WEST BANCORPORATION, INC.
(Exact name of registrant as specified in its charter)

Iowa	0-49677	42-1230603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 22nd Street, West Des Moines, Iowa 50266
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 515-222-2300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On July 9, 2010, West Bancorporation, Inc. (“West Bancorporation” or “the Company”) entered into an employment agreement with Harlee Olafson in connection with his appointment as Executive Vice President and Chief Risk Officer of the Company and its subsidiary, West Bank (the “Agreement”).  The Company expects Mr. Olafson to commence his employment on or before August 20, 2010.  He will report to Chief Executive Officer Dave Nelson and perform duties assigned by Mr. Nelson and the Company’s Board of Directors.  Mr. Olafson will be one of the senior executive officers of the Company.  He will be paid $210,000 per year, plus a potential annual incentive bonus of up to 40% of base salary.  Mr. Olafson will also receive a restricted stock grant valued at $30,000 in consideration of joining the Company, usual Company benefits and perquisites for senior executive officers, and relocation expenses.  The Agreement contains terms prohibiting competition, solicitation, or disclosure adverse to the Company’s interests for one year after the Agreement is terminated.  The Agreement may be terminated at will by either party.

A copy of the Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.02.   Departure of Directors or Principal Officer; Election of Directors; Appointment of Principal Officers.

On July 9, 2010, West Bancorporation entered into an employment agreement with Harlee Olafson to become Executive Vice President and Chief Risk Officer for both the Company and West Bank, effective on or before August 20, 2010.  A brief description of the material terms of the employment agreement are included above under Item 1.01.  A copy of the Agreement is attached hereto as Exhibit 10.1.

Mr. Olafson, age 52, has been employed as Area Business Banking Manager for Wells Fargo Bank Minnesota, N.A. and before that, during the last five years, as Lead President, Wells Fargo Southern Minnesota Group.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Agreement dated July 9, 2010, between West Bancorporation, Inc. and Harlee Olafson.
99	Press Release of West Bancorporation, Inc. dated July 12, 2010.

The information contained in this report may contain forward-looking statements about the Company’s growth and acquisition strategies, new products and services, and future financial performance, including earnings and dividends per share, return on average assets, return on average equity, efficiency ratio and capital ratios.  Certain statements in this report constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements preceded by, followed by or that include the words “believes,” “expects,” “intends,” “should,” or “anticipates,” or similar references or references to estimates or predictions.  Such forward-looking statements are based upon certain underlying assumptions, risks and uncertainties.  Because of the possibility that the underlying assumptions are incorrect or do not materialize in the future, actual results could differ materially from these forward-looking statements.  Risks and uncertainties that may affect future results include: interest rate risk; competitive pressures; pricing pressures on loans and deposits; changes in credit and other risks posed by the Company’s loan and investment portfolios, including declines in commercial or residential real estate values or changes in the allowance for loan losses dictated by new market conditions or regulatory requirements; actions of bank and non-bank competitors; changes in local and national economic conditions; changes in regulatory requirements, including actions of the Securities and Exchange Commission, the Federal Deposit Insurance Corporation, the Department of the Treasury, the Iowa Division of Banking, and/or the Federal Reserve Board; changes in the Treasury’s Capital Purchase Program; and customers’ acceptance of the Company’s products and services.  The Company undertakes no obligation to revise or update such forward-looking statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

West Bancorporation, Inc.

July 12, 2010	By:	/s/ Douglas R. Gulling
Name: Douglas R. Gulling
Title: Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Agreement dated July 9, 2010, between West Bancorporation, Inc. and Harlee Olafson.
99	Press Release of West Bancorporation, Inc. dated July 12, 2010.